Exhibit 99.1

First Foundation Bank and Pacific Rim Bank to Merge

•	Strategic partnership will expand integrated banking, trust, and wealth management services in Hawaii
•	Combined firm will build on mutual focus of delivering comprehensive financial solutions from highly qualified professionals familiar with the local marketplace

Irvine, CA & Honolulu, HI – November 25, 2014 – First Foundation Inc. (NASDAQ: FFWM) a financial services company that provides investment management, wealth planning, consulting, trust and banking services primarily to high-net-worth individuals and businesses (“FFI”), and Pacific Rim Bank, a full-service community bank located in Honolulu, Hawaii, today jointly announced the execution of a definitive agreement and plan of merger whereby Pacific Rim Bank will merge with and into First Foundation Bank, a wholly owned subsidiary of FFI.

“This strategic partnership provides First Foundation with an excellent opportunity to build on our existing client base in Hawaii,” said Scott Kavanaugh, Chairman and CEO of First Foundation. “We are thrilled at the opportunity to now have a local presence in Honolulu from which to deliver our comprehensive platform of bank, trust and wealth management solutions. Hawaii has been an important region for us and we are committed to serving the unique financial needs of its thriving business community as well as expanding programs available to local non-profits.”

Austin Imamura, CEO of Pacific Rim Bank added, “We are pleased to announce this strategic partnership with an organization that will expand resources to the people and businesses in Hawaii by a local team, offering First Foundation’s integrated wealth management, trust and insurance services. The merger will also expand bank deposit and lending capabilities allowing us to be more competitive in our market. Because of its financial strength and profitable history with much of its growth still before it, First Foundation makes for an ideal financial partner. The merger will also enhance the legacy of our vision which allows us to accomplish our business objectives for Hawaii, and to preserve our community development projects, church and other humanitarian involvement that our bank was originally founded on.”

Under the terms of the merger agreement, Pacific Rim Bank shareholders will become shareholders of FFI and each outstanding share of Pacific Rim Bank common stock will be converted into 0.3950 of a share of FFI common stock. In total, Pacific Rim Bank shareholders will own approximately 7.8% of the outstanding shares of FFI’s common stock immediately following the consummation of the merger. Based on FFI’s closing stock price of $18.18 on November 24, the merger consideration is valued at approximately $7.18 per share of Pacific Rim Bank common stock or $11.8 million in aggregate. The value of the merger consideration will change based on fluctuations in First Foundation’s stock price.

The transaction is expected to be completed by mid-year 2015 subject to approval by Pacific Rim Bank’s shareholders, the receipt of required regulatory approvals and other customary closing conditions. The agreement was unanimously approved by the Board of Directors of each company.

First Foundation was advised in this transaction by Stradling Yocca Carlson & Rauth as legal counsel. Pacific Rim Bank was advised by Sandler O’Neill + Partners, L.P., as financial advisor, and Manatt, Phelps & Phillips, LLP, as legal counsel.

####

About First Foundation

First Foundation, a financial institution founded in 1990, provides integrated investment management, wealth planning, consulting, trust, and banking services. As of September 30,

2014, First Foundation Advisors has $3.2 billion assets under management; First Foundation Bank has $1.3 billion total assets. The company is headquartered in Irvine with offices in Newport Beach, Pasadena, West Los Angeles, San Diego, Palm Desert and the Imperial Valley in California, and Las Vegas, Nevada. For more information about First Foundation, please visit our website at www.ff-inc.com.

About Pacific Rim Bank

Pacific Rim Bank founded in February 27, 2006, offers full-service banking to businesses and individuals in Hawaii. As a community bank, its emphasis is on serving the needs of the local community as well as small- to medium-sized businesses.

####

Forward-Looking Statements

This press release includes forward-looking statements about First Foundation Inc., First Foundation Bank and Pacific Rim Bank and the proposed transaction. All statements in this press release, other than statements of historical fact, are forward-looking statements. In particular, statements regarding our expectations or beliefs about our future financial performance or the realization of the expected benefits of the merger transaction contained in the this press release are subject to a number of risks and uncertainties and, as a result, FFI’s future financial results could differ materially from those expected at the current time due to such risk factors, some of which may be difficult to predict and are beyond our control and the control of Pacific Rim Bank. Those risks and uncertainties include, but are not limited to: the risk that we will not succeed in obtaining the regulatory or shareholder approvals needed for our acquisition of Pacific Rim Bank; the possibility that cost savings and other benefits expected to be realized from the acquisition may not be realized within expected time frames or at all; the possibility that integrating Pacific Rim Bank’s banking business into First Foundation Bank’s banking business could cost more, take longer or be less successful than expected. FFI’s business and future financial results. In addition, FFI’s business is subject to other risks and uncertainties that could adversely affect its financial results in the future. Those risks and uncertainties include, but are not limited to, the risk of incurring loan losses, which is an inherent risk of the banking business; the risk that the economic recovery in the United States will stall or will be adversely affected by domestic or international economic conditions and the risk that the Federal Reserve Board will continue to keep interest rates low, any of which could adversely affect our interest income and interest rate margins and, therefore, our future operating results; and the risk that the performance of our investment management business or of the equity and bond markets could lead clients to move their funds from or close their investment accounts with us, which would reduce our assets under management and adversely affect our operating results. Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in Item 1A, entitled “Risk Factors” in our 2013 Annual Report on Form 10-K for the fiscal year ended December 31, 2013 that we filed with the SEC on March 25, 2014, and readers of this news release are urged to review that additional information contained in that Annual Report.

Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of today’s date, or to make predictions based solely on historical financial performance. We also disclaim any obligation to update forward-looking statements contained in this news release or in the above-referenced 2013 Annual Report, whether as a result of new information, future events or otherwise, except as may be required by law or NASDAQ rules.

Additional information and where to find it

This press release does not constitute a solicitation of a proxy from any shareholder of Pacific Rim Bank. In connection with the proposed transaction between FFI and Pacific Rim Bank, FFI and Pacific Rim Bank will be preparing a proxy statement that also will constitute a FFI offering circular. That proxy statement/offering circular will be sent to the shareholders of Pacific Rim Bank, who are urged to carefully read the proxy statement/offering circular and any other relevant documents when they become available, because they will contain important information about FFI, Pacific Rim Bank and the proposed transaction. It also will be possible to obtain copies of the proxy statement/offering circular and other documents relating to the proposed transaction (when they become available), free of charge, from First Foundation, upon written request to First Foundation Inc., Von Karman Ave., Suite 700, Irvine, CA 92612; Attention: John Michel, or by calling John Michel at (949) 202-4160; or from Pacific Rim Bank upon written request addressed to Pacific Rim Bank at 500 Ala Moana Blvd., Honolulu, HI 96813 Attention: Randall Kawano, or by calling Randall Kawano at (808) 457-3902.

####

Media Inquiries:

First Foundation Inc.

John Michel

Chief Financial Officer

949-202-4160

jmichel@ff-inc.com

Tyler Resh

Director of Marketing and Strategy

949-202-4131

tresh@ff-inc.com